UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Name of Registrant as Specified In Its Charter)

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AMERICAN MORTGAGE
ACCEPTANCE COMPANY

______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

on

June 9, 2004
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April 30, 2004

To the Shareholders of American Mortgage Acceptance Company:

NOTICE IS HEREBY GIVEN THAT the 2004 annual meeting of the holders of the common shares of beneficial interest of American Mortgage Acceptance Company (“our Company”) will be held on Wednesday, June 9, 2004 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York for the following purposes:

(1)	The election of five (5) trustees for a term of one year to expire in 2005;

(2)	The approval of an amendment to our Company’s Second Amended and Restated Declaration of Trust to remove the $10,000 limitation on independent trustee compensation and give our board of trustees the discretion to set appropriate compensation levels;

(3)	The approval of an amendment to our Company’s Amended and Restated Incentive Share Plan to (i) increase the overall number of options that are available under the plan to an amount equal to 10% of our Common Shares outstanding from time to time and (ii) remove the annual 3% maximum on the issuance of options;

(4)	The adjournment or postponement of the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals;

(5)	The transaction of such other business as may properly come before the meeting.

Our board of trustees recommends a vote “FOR” each of the proposals. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

Our board of trustees has fixed the close of business on April 16, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

Stuart J. Boesky President and Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU SUBMIT YOUR PROXY EITHER BY MAIL OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY INTERNET OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

AMERICAN MORTGAGE ACCEPTANCE COMPANY
625 MADISON AVENUE
NEW YORK, NEW YORK 10022

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PROXY STATEMENT
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ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

The accompanying form of proxy is solicited on behalf of the board of trustees of American Mortgage Acceptance Company (which we refer to as “our Company,” “we,” “our” or “us”) for use at the annual meeting of shareholders to be held Wednesday, June 9, 2004 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof. On or about April 30, 2004, we first mailed these proxy materials to holders of record of our common shares at the close of business on April 16, 2004. Our executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765).

Common shares represented by properly executed proxy cards received by us at or prior to the annual meeting will be voted according to the instructions you indicate on the proxy card. If you do not give any instructions, the persons named on your signed proxy card intend to vote your common shares so represented “FOR” each of the proposals.

You may revoke your proxy and reclaim your right to vote by (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the annual meeting, (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same common shares at or prior to the annual meeting, or (iii) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the annual meeting to the attention of the Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

Our board of trustees recommends a vote “FOR” each of the proposals.

As of April 16, 2004, approximately 8,338,180 common shares were outstanding, with each common share entitled to one vote on all matters that may come before the annual meeting.

RECENT DEVELOPMENTS

On November 17, 2003, CharterMac, a Delaware statutory trust (AMEX:CHC), acquired the indirect ownership of our advisor, Related AMI Associates, Inc. (“our Advisor”), in connection with CharterMac’s acquisition of all of the ownership interests of, and substantially all of the business operated by, Related Capital Company, LLC (“RCC”). As a result of the acquisition, two of our independent trustees, Peter T. Allen and Arthur P. Fisch, who are members of CharterMac’s board of trustees, were no longer considered to be “independent” (as defined in our Second Amended and Restated Declaration of Trust — the “Declaration of Trust”). Since our Declaration of Trust requires that a majority of our board of trustees be independent, Mr. Allen and Mr. Fisch voluntarily resigned from our board of trustees as of January 17, 2004.

On January 28, 2004, in accordance with our Declaration of Trust, which provides that a majority of remaining trustees may fill vacancies caused by the resignation of a trustee, Mr. Richard Rosan and Mr. Stanley Perla were appointed as independent trustees of our Company to fill the remaining terms of Messrs. Allen and Fisch. Messrs. Rosan and Perla are both up for election for one-year terms expiring in 2005. See “Proposal #1: Election of Trustees,” below.

PROPOSALS BEFORE THE MEETING

Proposal #1:  Election of Trustees

At the annual meeting, five trustees are to be elected for one-year terms expiring in 2005. All of the nominees are currently trustees of our Company. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of holders of our common shares, whether present in person or by proxy).

Unless holders of our common shares otherwise specify, the common shares represented by duly executed proxies will be voted “FOR” the indicated nominees for election as trustees. Our board of trustees has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a trustee if elected. However, in the event that any nominee should be unable or unwilling to serve, the common shares represented by proxies received will be voted for another nominee selected by our board of trustees. Our board of trustees recommends a vote “FOR” each of the listed nominees.

The following table sets forth information with respect to each nominee nominated to serve as a trustee for a term to expire in 2005.

Name of Trustee/ Nominee for Election	Age	Principal Occupation
Stuart J. Boesky	47
Mr. Boesky is Chairman, President and Chief Executive Officer of our Company and is the President and Director of our Advisor. Mr. Boesky is also the Chief Executive Officer of CharterMac, Chairman of PW Funding Inc. and Managing Director of RCC, two of CharterMac’s subsidiaries. Mr. Boesky is responsible for our strategic planning and new business development. He oversees all of CharterMac’s and our Company’s debt products, including CharterMac’s portfolio investing and mortgage banking operations, capital markets, strategic planning and new product development. Mr. Boesky practiced real estate and tax law with the law firm of Shipley & Rothstein from 1984–1986, when he joined RCC. From 1983–1984, he practiced law with the Boston office of Kaye, Fialkow, Richman and Rothstein. Previously, Mr. Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky graduated with high honors from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky is a regular speaker at industry conferences and on television. Mr. Boesky is also a member of the board of directors of the National Association of Affordable Housing Lenders and the Investment Program Association.

Alan P. Hirmes	49
Mr. Hirmes is a managing trustee, Chief Financial Officer and the interim Chief Operating Officer of our Company and is the Senior Vice President of our Advisor. Mr. Hirmes is also a Managing Trustee, the Chief Operating Officer and Chief Financial Officer of CharterMac, the President of RCC and a Board member of PW Funding. Mr. Hirmes is responsible for managing the overall administration of CharterMac, RCC and the Company, as well as any new initiatives or special projects. In addition, Mr. Hirmes oversees RCC’s finance and accounting, human resources, information technology and investor services departments and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Mr. Hirmes currently serves as Chairman Emeritus of the Affordable Housing Tax Credit Coalition, a national organization dealing with issues relating to the Tax Credit Program. He is also a member of the Advisory Board of the Low Income Housing Tax Credit Monthly Report and of the National Housing Conference, and he serves on the Executive Board of the National Multi Housing Council. Prior to joining RCC in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants, where he specialized in real estate and partnership taxation. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.

Name of Trustee/ Nominee for Election	Age	Principal Occupation
Scott M. Mannes	44
Mr. Mannes is an Independent Trustee of our Company. Mr. Mannes is a Managing Director of the Norseman Group, LLC, which is a credit focused mezzanine lender to single tenant property owners. Prior to Norseman, Mr. Mannes was a principal of Drawbridge Capital, LLC, a company providing consulting services to specialty and consumer finance companies. Prior to Drawbridge, Mr. Mannes was a key participant in the development and evolution of the investment banking and merchant banking operations during his nine-year tenure at ContiFinancial Corporation, most notably as Co-President of ContiFinancial Services Corporation. Prior to joining ContiFinancial in 1990, Mr. Mannes spent seven years with Financial Guaranty Insurance Company, developing the first financial guaranties applied to sub-prime mortgage loan securitizations. Mr. Mannes is a graduate of Statue University at Albany and received a Master of Public Administration degree from the Rockefeller School of Public Affairs and Policy at SUNY Albany. Mr. Mannes is a member of the audit committee, the nominating and governance committee and the compensation committee.

Stanley Perla	60
Mr. Perla is an Independent Trustee of our Company. Mr. Perla, a licensed Certified Public Accountant, was with the firm of Ernst & Young LLP for 35 years, the last 25 of which he was a partner. His area of expertise for the past 40 years was real estate, and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s National Director of Real Estate Accounting, as well as on Ernst & Young’s National Accounting and Auditing Committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. Mr. Perla also served on the real estate committees of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. He is currently on the Board of Trustees and Chairman of the Audit Committee of Lexington Corporate Properties Trust and is a Vice President and the Director of Internal Audit of Vornado Realty Trust. Mr. Perla is the chairman of the audit committee and is a member of the nominating and governance committee.

Richard M. Rosan	62
Mr. Rosan is an Independent Trustee of our Company and is the President of the Urban Land Institute (“ULI”), a post he has held since 1992. ULI, a globally focused organization with an international membership of over 20,000 real estate professionals, is considered the preeminent “think tank” in land use development. In addition to the duties of leading ULI, Mr. Rosan is also the President of the ULI Foundation, the philanthropic arm of the Urban Land Institute. Mr. Rosan is an architect and Fellow of the American Institute of Architects. Prior to his service at ULI, Mr. Rosan spent 22 years in New York City in several capacities, including 12 years with the City of New York, ending as its Economic Development Director, six years as President of the Real Estate Board of New York, and five years in the private development business working as Project Director on several large New York City development projects. Mr. Rosan holds a B.A. from Williams College and a Masters of Architecture from The School of Architecture at the University of Pennsylvania. He completed Post Graduate work in Urban Planning at the University of Cambridge, England. Mr. Rosan is a member of both the audit and compensation committees.

Proposal #2:  Amendment of Declaration of Trust to Remove Limitation on Independent Trustee Compensation

Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amendment to our Declaration of Trust to remove the limitation on compensation payable to our independent trustees.

Our Declaration of Trust currently provides that the maximum compensation our independent trustees may receive is $10,000 per year for serving on our board of trustees. If the proposal is approved, we would amend our Declaration of Trust by removing the $10,000 limitation on independent trustee compensation and giving the board discretion to set appropriate compensation levels.

Overview

Section 4.8 of our Declaration of Trust currently limits the amount of compensation independent trustees may receive for service on our board of trustees to $10,000 per year. This $10,000 limit on independent trustee compensation has been in our Declaration of Trust since we commenced operations in 1993. Since then, trustee and director compensation rates have increased, particularly recently in the wake of the additional responsibilities placed on independent trustees by the passage of the Sarbanes-Oxley Act of 2002. Our Advisor conducted a survey of five other mortgage REITs with similar equity market capitalizations to our Company, which indicated that the annual compensation we pay to our independent trustees was below the current market rate. In particular, annual compensation for the five surveyed REITs ranged from $15,000 to $30,000.

In recognition of the current market standard for independent trustee compensation, we believe that the $10,000 restriction should be removed in order to (i) allow us to set compensation for independent trustees at a level competitive with compensation paid to individuals in comparable positions in other public companies of similar size to ours and (ii) attract and retain qualified individuals to serve as independent trustees. Removing the current limitation on independent trustee compensation and providing our board of trustees with the authority to set compensation for independent trustees at an appropriate level will enable us to have the capability to attract and retain qualified persons to adequately represent our shareholders as independent trustees.

Effect of Amendment

Section 4.8 currently reads as follows:

“COMPENSATION.  Independent Trustees shall be entitled to receive compensation for serving as Trustees at the rate of $10,000 per year. Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Non-Independent Trustees shall not receive any compensation from the Trust. Nothing herein shall be construed to preclude any Non-Independent Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. Independent Trustees shall not perform any services for the Trust except as Trustees.”

As amended, Section 4.8 will read as follows (strike-through indicates deletions, double underline indicates additions):

“COMPENSATION.  ~~Independent Trustees shall be entitled to receive compensation for serving as Trustees at the rate of $10,000 per year.~~ Independent Trustees may receive fixed sums, Common Shares in the Trust or other compensation per year and/or per meeting and/or for any service or activity they perform or engage in as Trustees, as determined by resolution of the Board of Trustees. Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Non-Independent Trustees shall not receive any compensation from the Trust. Nothing herein shall be construed to preclude any non-Independent Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. Independent Trustees shall not perform any services for the Trust except as Trustees.”

The effect of the proposed amendment would be the elimination of the $10,000 limitation on independent trustee compensation. By virtue of this change, our board of trustees will have the flexibility and discretion to determine the appropriate level of compensation in any given year.

The affirmative vote of the holders of a majority of the outstanding common shares entitled to vote will be required to approve this amendment to our Declaration of Trust.

Our board of trustees has unanimously approved the amendment to our Declaration of Trust and recommends that you vote “FOR” the approval and adoption of the amendment.

Proposal #3:  Expansion of our Amended and Restated Incentive Share Option Plan

Our board of trustees has approved, and recommends that you authorize them to adopt and implement, an amendment to our Company’s Incentive Share Option Plan (the “Plan”) to (i) increase the overall number of options that are available under the Plan to an amount equal to 10% of our common shares outstanding from time to time and (ii) remove the annual 3% maximum on the issuance of options. Other than these two amendments, we are not proposing to change any other terms of the Plan.

As of the date of this proxy, we have 193,863 common shares available for grant under the Plan. We feel that it is important for our future growth to provide incentives to our current management team as well as to attract and permit our Advisor to attract additional executives through the granting of share options, and we are asking you to approve expanding the Plan to increase the amount of options that may be granted each year and over the life of the Plan.

A description of our current incentive share option plan may be found under the heading “Executive Compensation — Share Option Plan” on page 12 of this proxy statement.

Background

Our board of trustees adopted our existing Plan to attract and retain qualified individuals to serve as trustees, officers and/or employees of our Company and our Advisor, as well as to align the financial interests of these individuals with the interests of our common shareholders generally (i.e., by providing them with substantial financial interests in our success). Our compensation committee, which is comprised of two of our independent trustees, administers the Plan. Our board of trustees believes that our Plan has helped us attain these desired results and is asking you to vote in favor of the proposed amendments to our Plan which, if approved, would increase the amount of options available under the Plan and allow for the continued operation of the Plan.

Our existing Plan restricts the amounts of incentive awards which may be granted in two ways. First, it provides that options for no more than 383,863 options to purchase common shares may be granted over the life of the Plan (the “Life Maximum”), which was equal to 10% of the number of our common shares outstanding at the time of our restructuring in July, 1999. Second, it provides that, assuming our distributions per common share in the immediately preceding calendar year exceed $1.45 per common share, we may only grant options to purchase, in the aggregate, that number of common shares which is equal to 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year (the “Annual Maximum”).

Other than the proposed modification to the Life Maximum and the elimination of the Annual Maximum, we are not proposing to change other terms of our Plan. Therefore, the requirements that (a) the exercise price of the options granted under the plan may not be less than the fair market value of our common shares on the date of grant; (b) the options have a maximum term of 10 years; and (c) options may only be granted if the distribution for the year prior to the grant year exceeds $1.45 per common share, will remain unchanged.

Proposed Amendment to Life Maximum

Overview

Our board of trustees believes that it is in our best interests to increase the Life Maximum to 10% of the aggregate number of common shares outstanding as of December 31 of the immediately preceding calendar year (subject to any limitations imposed by the national securities exchange or national quotation system upon which the Company is listed), which our management believes is generally the norm for other public companies of similar size to ours.

If the amendment is approved by the requisite vote of the holders of our common shares, the current Life Maximum will be eliminated and our board of trustees will amend the incentive share option Plan to provide for a new Life Maximum that will be capped at the lesser of (1) 10% of the aggregate number of common shares outstanding on the date each option is granted and (2) the limit prescribed by the Listing Standards, Policies and Requirements of the American Stock Exchange, as amended from time to time (the “AMEX Rules”) or any other policies and requirements of any other national securities exchange or national quotation system on which the Company is then listed.

Effect of Amendment

The effect of the change would be the imposition of a new cap on the issuance of options over the life of the Plan that would be more flexible than its predecessor (insofar as it would be tied to the growth of our Company). Nevertheless, in no event could we, or our board of trustees (or any committee thereof) increase the new Life Maximum without obtaining shareholder approval.

Section 4 currently reads as follows:

4.	Shares Subject to Plan

Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of Shares that may be issued and sold pursuant to Options granted under the Plan is ten (10%) percent of the number of Shares issued and outstanding on the date the Proposals are approved.

The Company shall reserve for issuance, for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Shares issuable upon exercise of Options shall be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

As amended, Section 4 will read as follows (strike-through indicates deletions, double underline indicates additions):

4.	Shares Subject to Plan

(a)  Maximum Number. Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of Shares that may be issued and sold pursuant to Options granted under the Plan (determined at the time each Option is granted) is the lesser of:

(i)   ten (10%) percent of the number of Shares outstanding on the date each Option is granted; and (ii) the limit prescribed by the Listing Standards, Policies, and Requirements of the American Stock Exchange, as amended from time to time, or any other applicable policies and requirements of any other national securities exchange or national quotation system on which the Shares are then listed.

(b)	Reservation of Shares. The Company shall reserve for issuance, for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Shares issuable upon exercise of Options shall be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

As of the date of this proxy statement, if the amendment is approved, the Life Maximum will be increased from 383,863 common shares to 833,818 common shares based upon the current outstanding amount of common shares, as this amount may be increased from time to time as a result of an increase in the aggregate number of outstanding common shares.

Elimination of Annual Maximum

Overview

The Annual Maximum limitation in our current Plan restricts our ability to grant options to purchase, in the aggregate, more than 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year. Our board of trustees feels that our Company requires the ability to provide additional incentives to all of our personnel, which will further align the interests of our and/or our Advisor’s employees with our shareholders. Our board of trustees believes this will maximize value for our shareholders and, therefore, believes that it is in our best interests to eliminate the Annual Maximum.

Effect of Amendment

The effect of this amendment would be the elimination of the restriction on our compensation committee to grant options to purchase more than 3% of any shares of beneficial interest outstanding as of December 31 of the immediately preceding calendar year. This change will more closely align our plan with incentive share plans of other public companies of similar size to ours, and assist us in attracting and retaining individuals to serve as trustees, officers and/or employees of our Company or our Advisor. By virtue of this change, the compensation committee of our board of trustees will have the flexibility and discretion, subject to the Life Maximum, to determine the appropriate levels of option grants in any given year.

Section 6(b) currently reads as follows:

(b)  Share Limitation. Subject to the limitation set forth in Section 4, if the Company’s distributions per Share from cash available for distributions (“CAD”) in the immediately preceding calendar year exceed $1.45 per Share, the Committee will have the authority to issue Options to purchase, in the aggregate, that number of Shares which is equal to three (3%) percent of the Shares outstanding as of December 31 of the immediately preceding calendar year. If the Committee does not grant the maximum number of Options in any year, the excess of the number of authorized Options which the Committee could have granted over the number of Options actually granted in such year will be added to the number of Options which the Committee is authorized to grant in the next succeeding year and will be available for grant to Participants by the Committee in such succeeding year. “CAD” shall mean cash available for distribution, which shall consist of the Company’s net income (as determined pursuant to GAAP) adjusted for certain non-cash charges (as determined pursuant to GAAP).

As amended, Section 6(b) will read as follows (strike-through indicates deletions, double underline indicates additions):

(b)  Share Limitation. Subject to the limitation set forth in Section 4, if the Company’s distributions per Share from cash available for distributions (“CAD”) in the immediately preceding calendar year exceed $1.45 per Share, the Committee will have the authority to issue Options ~~to purchase, in the aggregate, that number of Shares which is equal to three (3%) percent of the Shares outstanding as of December 31 of the immediately preceding calendar year. If the Committee does not grant the maximum number of Options in any year, the excess of the number of authorized Options which the Committee could have granted over the number of Options actually granted in such year will be added to the number of Options which the Committee is authorized to grant in the next succeeding year and will be available for grant to Participants by the Committee in such succeeding year~~. “CAD” shall mean cash available for distribution, which shall consist of the Company’s net income (as determined pursuant to GAAP) adjusted for certain non-cash charges (as determined pursuant to GAAP).

The affirmative vote of a majority of votes cast at the annual meeting will be required to approve these amendments to our Incentive Share Option Plan.

Our board of trustees has unanimously approved the amendments to our Incentive Share Option Plan and recommends that you vote “FOR” the approval and adoption of the amendments.

MANAGEMENT

Our board of trustees directs the management of the business of our Company but retains our Advisor to manage our day-to-day affairs. Our Advisor is indirectly owned by CharterMac. Our board of trustees delegates to our Advisor responsibilities with respect to, among other things, overseeing our portfolio of assets and acquiring and disposing of investments.

Meetings and Attendance

During 2003, our board of trustees held fourteen meetings, the audit committee held four meetings, and the compensation committee held one meeting. The average attendance in the aggregate of the total number of board of trustees and committee meetings was 79%, and no trustee attended fewer than 75% of the aggregate of all meetings of the board of trustees and applicable committee meetings.

Our Company does not have a formal policy requiring trustees to be present at annual meetings, although we do encourage their attendance. All of our then trustees attended the 2003 annual meeting.

Trustees and Executive Officers

The trustees and executive officers of our Company are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Stuart J. Boesky	47	Chairman of the Board, Chief Executive Officer and President	1991	2004

Alan P. Hirmes	49	Managing Trustee, Chief Financial Officer and Interim Chief Operating Officer	1991	2004

Scott M. Mannes	44	Managing Trustee (Independent)	2001	2004

Stanley Perla	60	Managing Trustee (Independent)	2004	2004

Richard M. Rosan	62	Managing Trustee (Independent)	2004	2004

Denise L. Kiley	44	Senior Vice President	1999	—

Marc D. Schnitzer	43	Senior Vice President	1999	—

Biographical information with respect to Messrs. Boesky, Hirmes, Mannes, Perla and Rosan is set forth under “PROPOSALS BEFORE THE MEETING; Proposal #1: Election of Trustees” above.

DENISE L. KILEY is a Senior Vice President of our Company. Ms. Kiley is a Managing Trustee and the Chief Credit Officer of CharterMac, the Chief Operating Officer of RCC and a member of the board of directors of PW Funding Inc. Ms. Kiley is the Director of the Asset Management and Underwriting Divisions, where she is responsible for overseeing the due diligence and asset management of all multifamily residential properties invested in by CharterMac, our Company and RCC. Prior to joining RCC in 1990, Ms. Kiley was a First Vice President with Resources Funding Corporation, where she was responsible for acquiring, financing, and asset managing multifamily residential properties. From 1981-1985 she was an auditor with Price Waterhouse. Ms. Kiley is a Member of the Advisory Committee for the Joint Center for Housing at Harvard University; she is on the Multifamily Leadership Board for the National Association of Home Builders; and she is a member of the National Housing & Rehabilitation Association. Ms. Kiley received a Bachelor of Science degree in accounting from The Carroll School of Management at Boston College.

MARC D. SCHNITZER is a Senior Vice President of our Company. Mr. Schnitzer is a Managing Trustee and President of CharterMac, the Chief Executive Officer of RCC and a member of the board of directors of PW Funding Inc. Mr. Schnitzer directs RCC’s Tax Credit Group, which has invested in excess of $4.5 billion in affordable housing tax credit properties since 1987. Mr. Schnitzer is also responsible for structuring and marketing RCC’s institutional tax credit offerings. Mr. Schnitzer is a member of the executive committee of the board of directors of the National Multi Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition. He is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies and the National Housing and Rehabilitation Association. Mr. Schnitzer joined RCC in 1988 after receiving a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987. From 1983-1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University in 1983.

Other Officers of Our Company

Other officers of our Company are as follows:

JOHN J. SOREL, 43, is a Senior Vice President of our Company and is a Senior Vice President of RCC. Mr. Sorel is responsible for overseeing construction risk management and loan servicing for us. Prior to joining RCC in November 1999, Mr. Sorel was a Vice President for BankBoston in its real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low-income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in economics from Syracuse University.

MARK J. SCHLACTER, 53, is a Vice President of our Company and is responsible for our mortgage acquisition programs. Mr. Schlacter is also a Vice President of RCC and has been with RCC since June 1989. Prior to joining RCC, Mr. Schlacter garnered 16 years of direct real estate experience, covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in political science from Pennsylvania State University.

GARY PARKINSON, 55, is the Controller of our Company. Mr. Parkinson is also an Assistant Vice President of RCC. Mr. Parkinson has been a Certified Public Accountant in New York since 1987. Prior to joining RCC in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991 and Ernst and Young from September 1984 to August 1988. Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

TERESA WICELINSKI, 38, is the Secretary of our Company. Ms. Wicelinski joined RCC in June 1992, and prior to that date was employed by Friedman, Alpren & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in accounting.

Committees of the Board of Trustees

Our board of trustees has standing audit, compensation and nominating and governance committees. The functions of each committee are detailed in the respective committee charters, which are available on our website at http://www.americanmortgageco.com in the “Investor Relations” section. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

Audit Committee

The audit committee’s duties include the periodic review of our financial statements and meetings with our independent auditors. The audit committee must have three members and be comprised solely of independent trustees. The audit committee held four meetings during our fiscal year ended December 31, 2003 and is currently comprised of Messrs. Mannes, Perla and Rosan, each of whom the board of trustees has determined is independent within the meaning of Securities and Exchange Commission (“SEC”) regulations and the listing standards of the American Stock Exchange. In addition, our board of trustees has determined that Mr. Perla is qualified as an audit committee financial expert within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

Compensation Committee

The compensation committee’s duties include the determination of compensation, if any, of our executive officers and of our Advisor and the administration of our Incentive Share Option Plan. The compensation committee must have at least two members and be comprised solely of independent trustees. The compensation committee held one meeting during our fiscal year ended December 31, 2003 and is currently comprised of Messrs. Mannes and Rosan, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

Nominating and Governance Committee

The nominating and governance committee’s duties include recommending to the Board, for its approval, the Trustee nominees for election at any annual or special meeting of our shareholders and overseeing our compliance with legal and regulatory requirements pertaining to corporate governance, including the corporate governance listing requirements of the American Stock Exchange. The nominating and governance committee must have at least two members and be comprised solely of independent trustees. The nominating and governance committee was formed on March 10, 2004 and therefore did not hold any meetings during our fiscal year ended December 31, 2003. The nominating and governance committee is currently comprised of Messrs. Mannes and Perla, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

The following requirements are set forth in our Declaration of Trust to help our nominating and governance committee identify trustee nominees:

•	a majority of trustees must at all times be independent trustees;

•	a trustee must be an individual at least 21 years of age who is not under legal disability;

•	a trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage mortgage investments; and

•	at least one independent trustee must have at least three years of relevant real estate experience.

Any shareholder entitled to vote at the annual meeting may submit a nomination for a trustee. However, any shareholder entitled to vote at the annual meeting generally may nominate one or more persons for election as trustees at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated by the board of trustees; and (e) the consent of each nominee to serve as a Trustee of the Trust, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Communication with Trustees

You may communicate directly with the board of trustees of our Company by sending correspondence to our Company’s Secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire board, the independent trustees as a group, or to an individual trustee. Each communication intended for the board or independent trustees received by the Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Other Corporate Governance Initiatives

We have adopted a Code of Business Conduct and Ethics as defined under the rules of the SEC, that applies to our trustees and Executive Officers, including our Chief Financial Officer, as well as all employees of our Advisor in finance and finance-related departments.

We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of new developments and recommended best practices. Our corporate governance materials, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Whistle Blower Policy (which is incorporated in our Code of Business Conduct and Ethics) and standing committee charters may be found on our website at http://www.americanmortgageco.com in the “Investor Relations” section. Copies of these materials are also available to shareholders upon written request to our Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

Our Advisor

The officers of our Advisor provide services to our Company. All of the voting shares of our Advisor are indirectly owned by CharterMac.

The directors and officers of our Advisor are set forth below.

Related AMI Associates, Inc.

Name	Age	Offices Held	Year First Became Officer/Director
Stuart J. Boesky	47	Director and President	1991
Alan P. Hirmes	49	Senior Vice President	1991
Michael J. Brenner	58	Director	1999
Gary Parkinson	55	Treasurer	2000
Teresa Wicelinski	38	Secretary	1998

Biographical information with respect to Mr. Parkinson and Ms. Wicelinski is set forth under “Other Officers of Our Company” above and with respect to Messrs. Hirmes and Boesky is set forth under “PROPOSALS BEFORE THE MEETING — Proposal #1: Election of Trustees” above.

MICHAEL J. BRENNER is a Director of our Advisor and is the Executive Vice President and Chief Financial Officer of The Related Companies, LP (“TRCLP”). TRCLP owns a 15.5% economic interest in CharterMac. Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and trustees, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. These persons are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

During the fiscal year ended December 31, 2003, one of our executive officers, Stuart J. Boesky, did not comply with all applicable Section 16(a) filing requirements. Mr. Boesky purchased shares of our Company through a partnership in which he is a 25% equity holder on July 18, 2003, and he did not file the applicable Section 16(a) filing until July 25, 2003, which is longer than the two business day requirement of the SEC for filing Section 16(a) filings. Other than Mr. Boesky, the remaining trustees, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Trustees and Management

We currently have four executive officers and five trustees (three of whom are independent trustees). We do not pay or accrue any fees, salaries or other forms of compensation to our officers other than options which may be received under the Share Option Plan. Independent trustees receive compensation for serving as independent trustees at the rate of $10,000 per year payable in cash, in addition to an expense reimbursement for attending meetings of our board of trustees. Independent trustee compensation is the subject of Proposal #2, which is to be voted on at the annual meeting. See “PROPOSALS BEFORE THE MEETING — Proposal #2: Amendment of Declaration of Trust to Remove Limitation on Independent Trustee Compensation”.

Our Advisor, at its expense, provides all personnel necessary to conduct our regular business. Our Advisor receives various fees and reimbursements for advisory and other services performed under our Advisory Agreement, as further described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS — Advisory Agreement” section of this Proxy Statement. An affiliate of our Advisor pays all salaries, bonuses and other compensation (other than options which may be received under the Share Option Plan) to the officers of our Advisor (including such officers who also serve as officers of our Company). Certain officers of our Advisor and certain officers of our Company receive compensation from our Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for us. Such compensation may be based in part on our performance; however, our Advisor believes that any such compensation attributable to services performed for us is immaterial.

Share Option Plan

We have adopted an Incentive Share Option Plan (the “Plan”), the purpose of which is (i) to attract and retain qualified persons as trustees and officers and (ii) to incentivize and more closely align the financial interests of our Advisor and its employees and officers with the interests of the holders of our common shares by providing our Advisor with a substantial financial interest in our success. The compensation committee, which is comprised of Messrs. Mannes and Rosan, administers the Plan. Pursuant to the Plan, if our distributions per common share in the immediately preceding calendar year exceed $1.45 per common share, the compensation committee has the authority to issue options to purchase, in the aggregate, that number of common shares which is equal to three percent of the common shares outstanding as of December 31 of the immediately preceding calendar year, provided that the compensation committee may only issue, in the aggregate, options to purchase a maximum number of common shares over the life of the Plan equal to 383,863 common shares ( i.e., 10% of the common shares outstanding on December 31, 1999, the end of the year in which our common shares commenced trading on the American Stock Exchange). The increase in the amount of options available under the Plan and the removal of the three percent limitation are the subject of Proposal #3 which is to be voted on at the annual meeting. See “PROPOSALS BEFORE THE MEETING — Proposal #3: Expansion of our Amended and Restated Incentive Share Option Plan”.

Subject to the limitations described in the preceding paragraph, if the compensation committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the compensation committee in such succeeding year.

All options granted by the compensation committee will have an exercise price equal to or greater than the fair market value of the common shares on the date of the grant. The maximum option term is ten years from the date of grant. All common share options granted pursuant to the Plan may vest immediately upon issuance or in accordance with the determination of the compensation committee. No options were granted for the years ended December 31, 1999, December 31, 2000, and December 31, 2001. In 2002, we distributed $1.51 per common share. Therefore, the compensation committee was authorized to issue options for the year ended December 31, 2002. On April 11, 2003, the compensation committee granted 190,000 options to 25 employees of RCC and to our Advisor. In 2003, we distributed $1.60 per common share. Therefore, the compensation committee is authorized to issue options for the year ended December 31, 2003. To date, there have not been any options issued.

Report of the Compensation Committee

The compensation committee of our board of trustees is comprised of two independent trustees (Messrs. Rosan and Mannes). The role of the compensation committee is to administer the policies governing the Plan. Because we do not pay salaries and bonuses to our officers or our Advisor, the compensation committee does not determine executives’ salary levels. Subject to the restrictions contained in the Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The compensation committee also evaluates the performance of management when determining the number of options to be issued.

Our grants of share options are structured to link the compensation of our officers and the officers and employees of our Advisor with our performance. Through the establishment of the Plan, we have aligned the financial interests of our executives (and the executives and employees of our Advisor) with the results of our performance, which is intended to enhance shareholder value. The compensation committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See “Share Option Plan” above). The amount of options which may be granted will be set at levels that the compensation committee believes to be consistent with others in our industry, with such compensation contingent upon our level of annual and long-term performance.

Section 162(m) was added to the Internal Revenue Code (the “Code”) as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is our goal to have compensation paid to our executive officers qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m). Given the fact that we are currently externally managed and the only compensation that currently may be paid to our executive officers are options pursuant to the Plan, it is unlikely that Section 162(m) will present any concerns.

COMPENSATION COMMITTEE

Scott Mannes — Chairman
Richard Rosan

Stock Performance Graph

The following stock performance graph compares our performance to the S&P 500 and the NAREIT Mortgage REIT Index. The graph assumes a $100 investment on July 1, 1999 (which is the month in which our common shares commenced trading on the American Stock Exchange). All stock price performance figures include the reinvestment of dividends.

Cumulative Total Return

	7/1/99	12/99	12/00	12/01	12/02	12/03
AMAC	$100.00	$74.05	$78.78	$161.93	$175.36	$223.61
S & P 500	100.00	107.71	97.90	86.26	67.20	86.48
NAREIT MORTGAGE	100.00	58.84	68.23	121.00	158.60	249.61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 16, 2004, no one was known by us to be the beneficial owner of more than five percent of the outstanding common shares of our Company.

As of April 16, 2004, trustees and executive officers of our Company and directors and executive officers of our Advisor own, directly or beneficially, common shares as follows :

Name	Title	Amount and Nature of Beneficial Ownership		Percent of Class
Stuart J. Boesky	Chairman, President and CEO of our Company and Director and President of our Advisor	119,971 Common Shares	[1] [2]	1.44%

Alan P. Hirmes	Trustee, CFO and Interim COO of our Company, SVP of Advisor	106,471 Common Shares	[1]	1.28%

Stanley Perla	Trustee of our Company	0 Common Shares		—

Richard Rosan	Trustee of our Company	0 Common Shares		—

Scott M. Mannes	Trustee of our Company	0 Common Shares;		—

Denise L. Kiley	Senior VP of our Company	94,471 Common Shares	[1]	1.13%

Marc D. Schnitzer	Senior VP of our Company	94,471 Common Shares	[1]	1.13%

Michael J. Brenner	Director of our Advisor	2,500 Common Shares		*

All Executive Officers and trustees and directors of our Company and our Advisor as a group (8 persons)		139,310 Common Shares	[1]	1.69%

[1]	92,858 of these common shares are owned by RelCap Holdings, LLC, of which Messrs. Hirmes, Boesky and Schnitzer and Ms. Kiley are equity owners.

[2]	4,000 of these common shares are owned by the Eastside Investment Partners, of which Mr. Boesky is a 25% equity owner.

*	Less than 1% of the common shares outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have and will continue to have certain relationships with our Advisor and its affiliates. However, there have been no direct financial transactions between us and our trustees and officers or the directors and officers of our Advisor.

Advisory Agreement

Our Company and our Advisor entered into an Advisory Agreement pursuant to which our Advisor is obligated to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment policies and objectives and consistent with investment programs our board of trustees may adopt from time to time in conformity with our Declaration of Trust.

Although our board of trustees has continuing exclusive authority over our management, the conduct of its affairs, and the management and disposition of our assets, our board of trustees has delegated to our Advisor, subject to the supervision and review of our board of trustees and consistent with the provisions of our Declaration of Trust, the power and duty to: (i) obtain, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of our day-to-day operations; (ii) seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment objectives and policies as adopted by our trustees from time to time; (iii) exercise absolute discretion, subject to our trustees’ review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of mortgages and our other investments; (iv) recommend investment opportunities consistent with our investment objectives and policies and negotiate on our behalf with respect to potential investments or the disposition thereof; (v) upon request, cause an affiliate to serve as the mortgagee of record for our mortgages if such affiliate is qualified to do so and in that capacity to hold escrows on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks including banks with which it may be affiliated; (vi) obtain for us such other services as may be required in acquiring or disposing of investments, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vii) obtain for us such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to our investment portfolio; (viii) evaluate, structure and negotiate potential prepayments or sales of mortgages and other investments and, if applicable, coordinate with government agencies and Fannie Mae and Freddie Mac in connection therewith; (ix) monitor annual participating interest payments, monitor operations and expenses of the developments, and verify computations of annual Participating Interest payments; (x) from time to time, or as requested by our board of trustees, make reports to us as to its performance of the foregoing services; and (xi) do all things necessary to assure its ability to render the services contemplated herein.

Our Advisory Agreement is renewable annually by us, subject to an evaluation of the performance of our Advisor by our board of trustees. Our Advisory Agreement may be terminated (i) without cause by our Advisor or (ii) for cause by a majority of the independent trustees, each without penalty, and each upon 60 days’ prior written notice to the non-terminating party.

Pursuant to the terms of our Advisory Agreement, our Advisor is entitled to receive the fees and other compensation set forth below:

Fees/Compensation/Points*	Amount
Asset Management Fee
Equal to .625% on existing Original Mortgage
Investments; .355% on new Original Mortgage
Investments; .355% on investment grade Additional
Mortgage Investments; .750% on non-investment
grade Additional Mortgage Investments; and 1.000%
on unrated Additional Mortgage Investments.**

Fees/Compensation/Points*	Amount
Annual Incentive Fee
Subject to (1) a minimum annual distributions being
made to Shareholders from CAD of $1.45 per Share
and (2) our Company achieving at least annual
GAAP net income per share of $1.60 (net of the
Annual Incentive Fee), our Advisor shall be entitled
to receive incentive compensation for each fiscal year
in an amount equal to the product of: (A) 25% of the
dollar amount by which (1) (a) Funds From
Operations of our Company (before the Annual
Incentive Fee) per Share (based on the weighted
average number of common shares outstanding), plus
(b) gains (or minus losses) from debt restructuring
and sales of property per share (based on the
weighted average number of common shares
outstanding), exceed (2) an amount equal to the
greater of: (a) (i) the weighted average of (x) $20 (the
price per Share of the initial public offering) and (y)
the prices per Share of any secondary offerings by
our Company multiplied by (ii) the Ten-Year U.S.
Treasury Rate plus 2% per annum; and (b) $1.45
multiplied by (B) the weighted average number of
common shares outstanding during such year.

Origination Points
Our Advisor receives, with respect to each mortgage investment originated by us, a portion of the origination points paid by borrowers equal to up to 1% of the principal amount and we receive the portion of the origination points paid by borrowers in excess of 1% of the principal amount of such mortgage investment.

Operating Expense Reimbursement	For direct expenses incurred by our Advisor.

Incentive Share Options
Our Advisor may receive options to acquire additional common shares pursuant to our Incentive Share Option Plan only if our distributions in any year exceed $1.45 per common share and the compensation committee of our board of trustees determines to grant such options.

*	Our Advisor is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

**	“Original Mortgage Investments” means investments authorized under our original investment policy, which include originated Mortgages, acquired Mortgages and additional loans (and within such terms are also included REMICS, CMOs, GNMA, FHA and FHLMC Pass-Through Certificates). “Additional Mortgage Investments” shall mean uninsured mortgage loans, construction loans, bridge loans, mezzanine loans, mortgage derivatives, and commercial mortgage-backed securities (“CMBS”) subordinated interests (including subordinated interests in CMBS).

Our Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to ours, or act as Advisor to any other person or entity having investment policies whether similar or dissimilar to ours. Before our Advisor, the officers and directors of our Advisor and all persons controlled by our Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to us if (i) such opportunity is of a character which could be taken by us, (ii) such opportunity is compatible with our investment objectives and policies and (iii) we have the financial resources to take advantage of such opportunity.

The Declaration of Trust and Advisory Agreement provide that we will indemnify our Advisor and its affiliates under certain circumstances.

Our Advisor is entitled to subcontract its obligations under our Advisory Agreement to an affiliate. In accordance with the foregoing, our Advisor has assigned its rights and obligations to RCC.

Pursuant to our Advisory Agreement, our Advisor is entitled to receive as compensation a number of shares equal to 1% of all common shares issued by us. In connection with a 1,955,000 common share offering we completed in April 2003, our Advisor was issued 19,550 common shares. These shares were subsequently distributed to RelCap Holdings, LLC.

Affiliated Transactions

In September 2003, we and our Advisor agreed to amend the Advisory Agreement regarding the payment of an incentive management fee to the Advisor. Under the terms of the amended agreement, there is no change to the calculation of the incentive management fee. However, the incentive management fee is only earned by the Advisor if the Company attains $1.60 in GAAP earnings per share for the calendar year. Based on the amendment to the agreement and our 2003 earnings per share of $1.52, we did not pay the Advisor an incentive management fee in 2003.

Also in September 2003, we entered into a letter of agreement with PW Funding Inc. (“PWF”), a subsidiary of CharterMac, which is the parent of our Advisor, under which we transferred and assigned all of our rights and obligations to the two loans we originated under our Fannie Mae Virtual DUS program to PWF. There was no payment made or received by us in connection with this transfer. CharterMac has agreed to guarantee PWF’s performance with regard to this program, which in turn allowed for the release of approximately $8.3 million in collateral pledged by us to secure our obligations under the loan program. In turn, we indemnified PWF against any losses to Fannie Mae on the loans and indemnified CharterMac against any obligation under its guaranty. The maximum aggregate exposure to us under this agreement is approximately $7.5 million. However, we believe that we will not be called upon to fund any of these guarantees and, accordingly, that the fair value of the guarantees is insignificant.

In October 2003, we purchased nine taxable revenue bonds at a discount (99% of par) from CharterMac in the amount of $7.6 million. The nine taxable revenue bonds, each of which is secured by a first mortgage position held by CharterMac on a multifamily property, carry a weighted average interest rate of 8.69%. The price paid was determined by an independent third party valuation of the taxable revenue bonds. This transaction was approved by the independent members of our board of trustees.

On October 15, 2003, we funded a bridge loan to Related Capital Guaranteed Corporate Partners II, L.P. Series A, an affiliate of our Advisor, in the approximate amount of $1.3 million. We received a fee of $10,000 for funding the loan. The loan was repaid on October 31, 2003.

During 2003, the Advisor agreed to waive approximately $67,000 in asset management fees relating to additional work the Advisor performed on certain properties owned by us which were acquired as the result of us foreclosing on troubled loans. As the Advisor was paid a fee at the time the loans were originated, the Advisor agreed to waive certain additional fees to which it was entitled.

In December 2003, we borrowed approximately $11.3 million from CharterMac in order to aid in the purchase of the Concord at Gulfgate first mortgage in the total amount of $14.1 million. CharterMac charged us interest at an annual rate of 3.17% on the borrowings, which was based on LIBOR plus 2%, which is the same rate paid by us on our Fleet Warehouse Facility. Shortly thereafter, we received a loan from Fleet on the warehouse facility in the amount of $14 million, the proceeds of which were used to repay the loan to CharterMac.

ACCOUNTING AND AUDIT INFORMATION

Independent Auditors

Deloitte & Touche LLP have been and are presently our independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and to be available to respond to appropriate questions from holders of our common shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audit of our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and fees for other services rendered by Deloitte & Touche during those periods.

	2003	2002
Audit Fees (a)	$196,500	$221,000
Audit-Related Fees (b)	—	—
Tax Fees (c)	42,000	35,500
All Other Fees (d)	—	—
Total	$238,500	$256,500

(a)	Fees for audit services billed in 2003 and 2002 consisted of the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to SEC matters.

(b)	No audit-related services were rendered by Deloitte & Touche in 2003 or 2002.

(c)	Fees for tax services billed in 2003 and 2002 consisted of tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance and REIT compliance testing.

(d)	No other services were rendered by Deloitte & Touche during 2003 or 2002.

All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of Deloitte & Touche’s independence in the conduct of its auditing functions.

Policy on Pre-Approval of Independent Auditor Services

The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company’s independent auditors.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and advises management if the audit committee approves the engagement of the independent auditors. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the audit committee at its next regularly scheduled meeting.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies for the annual meeting. Brokers and nominees should forward soliciting materials to the beneficial owners of the common shares held of record by such person, and we will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by our trustees and officers and the directors, officers and employees of our Advisor by personal interview or telephone.

VOTING PROCEDURES

General

EquiServe Trust Company, N.A. (the “Inspector”) has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the annual meeting. Abstentions and “broker non-votes” (nominees holding common shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the annual meeting. However, abstentions and broker non-votes will have no effect on the vote for Proposal #1 because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum). Abstentions and broker non-votes will be counted as votes against Proposal #2.

Voting

You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. In the alternative, you may also submit a proxy on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.eproxyvote.com/amc, enter your voter control number, and follow the directions outlined on the secure website. Even if you plan to attend the annual meeting in person, we urge you to return your proxy card to assure the representation of your shares at the annual meeting.

Record Date

Only holders of our common shares of record at the close of business on April 16, 2004 are entitled to receive notice of, and to vote at, the annual meeting, or any postponements or adjournments thereof. As of that date, there were approximately 8,338,180 common shares issued and outstanding. Each common share entitles the record holder thereof to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the annual meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

For purposes of the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is not obtained or, as to any one or more of the proposals, if fewer common shares are voted in favor of the proposal than the number of share required for approval, the annual meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required

The affirmative vote of the holders of a majority of the outstanding common shares entitled to vote at the annual meeting is required to approve an amendment to our Declaration of Trust to remove the limitation on compensation payable to our independent trustees. The affirmative vote of a majority of votes cast at the annual meeting is required to approve the amendments to our Incentive Share Option Plan. The affirmative vote of a plurality of the votes actually cast by the holders of our common shares at the annual meeting is required for the election of each of the Trustee nominees. The affirmative vote of the holders of a majority of the common shares voting either in person or by proxy at the annual meeting is required to approve, if necessary, the extension of the solicitation period.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders must be received by us at our principal executive office not later than January 6, 2005, for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the SEC.

ANNUAL REPORT ON FORM 10-K

Upon written request by any shareholder entitled to vote at the meeting, we will furnish that person without charge a copy of our Annual Report on form 10-K for the fiscal year ended December 31, 2003, which is filed with the SEC, including the financial statements and schedules thereto. Requests should be addressed to Brenda Abuaf at American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.

OTHER BUSINESS

Our board of trustees does not know of any other matters to be brought before the annual meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the annual meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

It is important that your common shares be represented at the annual meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card or submit a proxy on the Internet at http://www.eproxyvote.com/amc. Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

By Order of the Board of Trustees

Stuart J. Boesky
Chairman, President and Chief Executive Officer

April 30, 2004

4966-PS-04

[AMAC Logo]

Dear Shareholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of AMAC that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

You can vote your shares by Internet. Follow the instructions on the reverse side of the proxy card if you wish to do so.

If you choose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

 Sincerely,

American Mortgage Acceptance Company

Proxy

AMERICAN MORTGAGE ACCEPTANCE COMPANY

625 Madison Avenue
New York, New York 10022

SOLICITED BY THE BOARD OF TRUSTEES
FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Stuart J. Boesky and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of American Mortgage Acceptance Company (“AMAC”) held of record by the undersigned on April 16, 2004, at the Annual Meeting of Shareholders to be held on June 9, 2004, and any adjournments thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]	[SEE REVERSE SIDE]

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your vote is important. Please vote immediately.
Vote-by-Internet
Log on to the Internet and go to
http://www.eproxyvote.com/amc

If you vote over the Internet, please do not mail your card.

DETACH HERE

[X] Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

1.	Election of Trustees. Nominees: Stuart J. Boesky, Alan P. Hirmes, Scott M. Mannes, Stanley Perla, and Richard M. Rosan

3. Expansion of the Company’s Amended and
Restated Incentive Share Plan.

Proposal to amend the Amended and Restated Incentive Share Plan to (i) increase the overall number of options that are available under the plan to an amount equal to 10% of our Common Shares outstanding from time to time and (ii) to remove the 3% annual maximum on the issuance of options.

	FOR ALL WITHOLD ALL [ ] [ ]	FOR AGAINST ABSTAIN [ ] [ ] [ ]

[ ]		4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
FOR ALL nominees EXCEPT as noted above

2.

Trustee Compensation Amendment.

Proposal to amend the Company’s Second Amended and
Restated Declaration of Trust to remove the $10,000
limitation on Independent Trustee compensation and give our board of trustees the discretion to set appropriate Independent Trustee compensation levels.

FOR       AGAINST      ABSTAIN
   [    ]               [    ]                    [    ]

MARK BOX AT RIGHT FOR ADDRESS
CHANGE AND NOTE AT LEFT [    ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees and guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:____________________ Date:____ Signature:________________________ Date:___________